Exhibit 32.1

Certification of Chief Executive Officer and Principal Financial Officer

CERTIFICATION OF PERIODIC FINANCIAL REPORT

Seon Hong Kim and Debbie H. Kong hereby certify as follows:

1. They are the Chief Executive Officer and principal financial officer, respectively, of Center Financial Corporation.

2. The Form 10-Q of Center Financial Corporation for the Quarter Ended September 30, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: November 12, 2004	/s/ Seon Hong Kim
Seon Hong Kim, President and Chief Executive Officer

Dated: November 12, 2004	/s/ Debbie H Kong
First Vice President and Controller (principal financial officer)

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